                                                                  Exhibit (p.6)

                         GOLDMAN SACHS ASSET MANAGEMENT
                      GOLDMAN SACHS FUNDS MANAGEMENT, L.P.
                  GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL


                                 CODE OF ETHICS

                                                      Effective January 23, 1991
                                                     (as revised August 1, 2002)

I.       DEFINITIONS

         A. "Access Person" with respect to Goldman Sachs Asset Management ("GSAM") means (because GSAM is a unit within the Investment Management Division, a separate operating division, of Goldman, Sachs & Co., and Goldman, Sach & Co. is primarily engaged in a business other than advising registered investment companies or other advisory clients) only those officers, general partners or Advisory Persons (as defined below) of GSAM who, with respect to any Investment Company (as defined below), make recommendations or participate in the determination of which recommendation shall be made to any Investment Company, or whose principal function or duties relate to the determination of which recommendation shall be made to any Investment Company, or who, in connection with their duties, obtain any information concerning such recommendations on Covered Securities (as defined below) which are being made to the Investment Company. "Access Person" with respect to Goldman Sachs Asset Management International ("GSAMI") and Goldman Sachs Funds Management, L.P. ("GSFM") means any director, officer, general partner or Advisory Person of GSAMI or GSFM, as the case may be.

         B. "Adviser" means each of GSAM, GSAMI and GSFM.

         C. "Advisory Person" means (1) any officer or employee of the Adviser or any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by an Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Adviser who obtains information concerning the recommendations made to an Investment Company with regard to the purchase or sale of a Covered Security.

         D. "Beneficial ownership" of a security shall be interpreted in the same manner as it would be under Rule 16a-1 (a) (2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         E. "Board of Trustees" means the board of trustees or directors, including a majority of the disinterested trustees/directors, of any Investment Company for which an Adviser serves as an investment adviser, sub-adviser or principal underwriter.

         F. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). Section 2(a)(9) generally provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         G. "Covered Security" means a security as defined in Section 2(a) (36) of the Investment Company Act, except that it does not include: (1) direct obligations of the Government of the United States; (2) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is in one of the two highest rating categories of a nationally recognized statistical rating organization), including repurchase agreements; and (3) shares of registered open-end investment companies.

         H. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

         I. "Investment Company" means a company registered as such under the Investment Company Act, or any series thereof, for which the Adviser is the investment adviser, sub-adviser or principal underwriter.

         J. "Investment Personnel" of the Adviser means (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by an Investment Company or (ii) any natural person who controls the Adviser and who obtains information concerning recommendations made to an Investment Company regarding the purchase or sale of securities by an Investment Company.

         K. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

         L. "Purchase or sale of Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security or any security that is exchangeable for or convertible into another security.

         M. "Review Officer" means the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by Access Persons. The term "Alternative Review Officer" means the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer. It is recognized that a different Review Officer and Alternative Review Officer may be designated with respect to each Adviser.

         N. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. With respect to an analyst of the Adviser, the foregoing period shall commence on the day that he or she decides to recommend the purchase or sale of the security to the Adviser for an Investment Company.

         O. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the Investment Company, or (2) is being or has been considered by the Adviser for purchase by the Investment Company.

II.      LEGAL REQUIREMENTS

         Section 17(j) of the Investment Company Act provides, among other things, that it is unlawful for any affiliated person of the Adviser to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by an Investment Company in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which provides, among other things, that it is unlawful for any affiliated person of the Adviser in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security held or to be acquired by an Investment Company:

            (1) To employ any device, scheme or artifice to defraud such
                Investment Company;

            (2) To make any untrue statement of a material fact to such
                Investment Company or omit to state a material fact necessary in order to make the statements made to such Investment Company, in light of the circumstances under which they are made, not misleading;

            (3) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon any such Investment Company; or

            (4) To engage in any manipulative practice with respect to such
                Investment Company.

III.     STATEMENT OF POLICY

         It is the policy of the Adviser that no Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1. The fundamental position of the Adviser is, and has been, that each Access Person shall place at all times the interests of each Investment Company and its shareholders first in conducting personal securities transactions. Accordingly, private securities transactions by Access Persons of the Adviser must be conducted in a manner consistent with this Code and so as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility. Further, Access Persons should not take inappropriate advantage of their positions with, or relationship to, any Investment Company, the Adviser or any affiliated company.

         Without limiting in any manner the fiduciary duty owed by Access Persons to the Investment Companies or the provisions of this Code, it should be noted that the Adviser and the Investment Companies consider it proper that purchases and sales be made by Access Persons in the marketplace of securities owned by the Investment Companies; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved and with an investment, rather than a trading, outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the Investment Companies' portfolios. It is also evidence of confidence in the investments made. In making personal investment decisions with respect to any security, however, extreme care must be exercised by Access Persons to ensure that the prohibitions of this Code are not violated. Further, personal investing by an Access Person should be conducted in such a manner so as to eliminate the possibility that the Access Person's time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of an Investment Company's portfolio. It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an Access Person of his or her fiduciary duty to any Investment Company.

IV.      EXEMPTED TRANSACTIONS

         The Statement of Policy set forth above shall be deemed not to be violated by and the prohibitions of Section V-A of this Code shall not apply to:

         A. Purchases or sales of securities effected for, or held in, any account over which the Access Person has no direct or indirect influence or control;

         B. Purchases or sales of securities which are not eligible for purchase or sale by an Investment Company;

         C. Purchases or sales of securities which are non-volitional on the part of either the Access Person or an Investment Company;

         D. Purchases or sales of securities which are part of an automatic dividend reinvestment, cash purchase or withdrawal plan provided that no adjustment is made by the Access Person to the rate at which securities are purchased or sold, as the case may be, under such a plan during any period in which the security is being considered for purchase or sale by an Investment Company;

         E. Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

         F. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

         G. Purchases or sales of publicly-traded shares of companies that have a market capitalization in excess of $5 billion;

         H. Chief Investment Officer ("CIO") signature approved de minimis per day purchases or sales ($50,000 or less) of publicly traded shares of companies that have a 10-day average daily trading volume of at least $1 million, subject to the following additional parameters:

            (1) Access Persons must submit a current (same day) printout of a
                Yahoo Finance, Bridge or Bloomberg (or similar service) screen with the minimum 10-day average daily trading volume information indicated;

            (2) No Access Person (together with related accounts) may own more than1/2of 1% of the outstanding securities of an issuer;

            (3) Multiple trades of up to $50,000 on different days are permitted so long as each day the trade is approved; and

            (4) A security purchased pursuant to this exemption must be held for a minimum of 360 days prior to sale unless it appears on the Adviser's "$5 billion" Self Pre-Clearance Securities List or normal pre-clearance pursuant to Section VI of this Code is obtained, in which case the security must be held for at least 30 days prior to sale.

         I. Purchases or sales of securities with respect to which neither an Access Person, nor any member of his or her immediate family as defined in Rule 16a-1(c) under the Exchange Act, has any direct or indirect influence, control or prior knowledge, which purchases or sales are effected for, or held in, a "blind account." For this purpose, a "blind account" is an account over which an investment adviser exercises full investment discretion (subject to account guidelines) and does not consult with or seek the approval of the Access Person, or any member of his or her immediate family, with respect to such purchases and sales; and

         J. Other purchases or sales, which due to factors determined by the Adviser, only remotely potentially impact the interests of an Investment Company because the securities transaction involves a small number of shares of an issuer with a large market capitalization and high average daily trading volume or would otherwise be very unlikely to affect a highly institutional market.

V.       PROHIBITED PURCHASES AND SALES

         A. While the scope of actions which may violate the Statement of Policy set forth above cannot be exactly defined, such actions would always include at least the following prohibited activities:

            (1) No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale the Covered Security:


                (i) is being considered for purchase or sale by an Investment
                    Company; or

                (ii) is being purchased or sold by an Investment Company.

            (2) No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of an Investment Company) any information regarding securities transactions by an Investment Company or consideration by an Investment Company or the Adviser of any such securities transaction.

            (3) No Access Person shall engage in, or permit anyone within his or her control to engage in, any act, practice or course of conduct which would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, an Investment Company or an issuer of a any security owned by an Investment Company.

            (4) No Access Person shall enter an order for the purchase or sale of a Covered Security which an Investment Company is purchasing or selling or considering for purchase or sale until the later of (i) the day after the Investment Company's transaction in that Covered Security is completed or (ii) after the Investment Company is no longer considering the security for purchase or sale, unless the Review Officer determines that it is clear that, in view of the nature of the Covered Security and the market for such Covered Security, the order of the Access Person will not adversely affect the price paid or received by the Investment Company. Any securities transactions by an Access Person in violation of this Subsection 4 must be unwound, if possible, and the profits, if any, will be subject to disgorgement based on the assessment of the appropriate remedy as determined by the Adviser.

            (5) No Access Person shall, in the absence of prior approval by the
                Review Officer, sell any Covered Security that was purchased, or purchase a Covered Security that was sold, within the prior 30 calendar days (measured on a last-in first-out basis).

         B. In addition to the foregoing, the following provision will apply to Investment Personnel of the Adviser:


            (1) Investment Personnel must, as a regulatory requirement and as a requirement of this Code, obtain prior approval before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. In addition, Investment Personnel must comply with any additional restrictions or prohibitions that may be adopted by the Adviser from time to time.


            (2) No Investment Personnel shall accept any gift or personal benefit valued in excess of such de minimis amount established by the Adviser from time to time in its discretion (currently this amount is $100 annually) from any single person or entity that does business with or on behalf of an Investment Company. Gifts of a de minimis value (currently these gifts are limited to gifts whose reasonable value is no more than $100 annually from any single person or entity), and customary business lunches, dinners and entertainment at which both the Investment Personnel and the giver are present, and promotional items of de minimis value may be accepted. Any solicitation of gifts or gratuities is unprofessional and is strictly prohibited.


            (3) No Investment Personnel shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the Review Officer that the board service would be consistent with the interests of the Investment Companies and their shareholders. Such interested Investment Personnel may not participate in the decision for any Investment Company to purchase and sell securities of such company.

VI.      BROKERAGE ACCOUNTS

         Access Persons are required to direct their brokers to supply for the Review Officer on a timely basis duplicate copies of confirmations of all securities transactions in which the Access Person has a beneficial ownership interest and related periodic statements, whether or not one of the exemptions listed in Section IV applies. If an Access Person is unable to arrange for duplicate copies of confirmations and periodic account statements to be sent to the Review Officer, he or she must immediately notify the Review Officer.

VII.     PRECLEARANCE PROCEDURE

         With such exceptions and conditions as the Adviser deems to be appropriate from time to time and consistent with the purposes of this Code (for example, exceptions based on an issuer's market capitalization, the amount of public trading activity in a security, the size of a particular transaction or other factors), prior to effecting any securities transactions in which an Access Person has a beneficial ownership interest, the Access Person must receive approval by the Adviser. Any approval is valid only for such number of day(s) as may be determined from time to time by the Adviser. If an Access Person is unable to effect the securities transaction during such period, he or she must re-obtain approval prior to effecting the securities transaction.

         The Adviser will decide whether to approve a personal securities transaction for an Access Person after considering the specific restrictions and limitations set forth in, and the spirit of, this Code of Ethics, including whether the security at issue is being considered for purchase or sale for an Investment Company. The Adviser is not required to give any explanation for refusing to approve a securities transaction.

VIII.    REPORTING

         A. Every Access Person shall report to the Review Officer the information (1) described in Section VIII-C of this Code with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership in the Covered Security or (2) described in Sections VIII-D or VIII-E of this Code with respect to securities holdings beneficially owned by the Access Person.

         B. Notwithstanding Section VIII-A of this Code, an Access Person need not make a report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940 or if the report would duplicate information contained in broker trade confirmations or account statements received by the Review Officer and all of the information required by Section VIII-C, D or E is contained in such confirmations or account statements. The quarterly transaction reports required under Section VIII-A(1) shall be deemed made with respect to (1) any account where the Access Person has made provision for transmittal of all daily trading information regarding the account to be delivered to the designated Review Officer for his or her review or (2) any account maintained with the Adviser or an affiliate. With respect to Investment Companies for which the Adviser does not act as investment adviser or sub-adviser, reports required to be furnished by officers and trustees of such Investment Companies who are Access Persons of the Adviser must be made under
            Section VIII-C of this Code and furnished to the designated review officer of the relevant investment adviser.

         C. Quarterly Transaction Reports. Unless quarterly transaction reports are deemed to have been made under Section VIII-B of this Code, every quarterly transaction report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

            (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), class and the number of shares, and the principal amount of each Covered Security involved;

            (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

            (3) The price of the Covered Security at which the transaction was effected;

            (4) The name of the broker, dealer or bank with or through whom the transaction was effected;

            (5) The date that the report was submitted by the Access Person; and

            (6) With respect to any account established by an Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                (1) The name of the broker, dealer or bank with whom the Access
                    Person established the account;

                (2) The date the account was established; and

                (3) The date that the report was submitted by the Access Person.

         D. Initial Holdings Reports. No later than 10 days after becoming an Access Person, each Access Person must submit a report containing the following information:

            (1) The title, number of shares and principal amount of each Covered
                Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

            (2) The name of any broker, dealer or bank with whom the Access
                Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

            (3) The date that the report is submitted by the Access Person.

         E. Annual Holdings Reports. Between January 1st and January 30th of each calendar year, every Access Person shall submit the following information (which information must be current as of a date no more than 30 days before the report is submitted):

            (1) The title, number of shares and principal amount of each Covered
                Security in which the Access Person had any direct or indirect beneficial ownership;

            (2) The name of any broker, dealer or bank with whom the Access
                Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

            (3) The date that the report is submitted by the Access Person.

         F. If no transactions in any securities required to be reported under
            Section VIII-A(1) were effected during a quarterly period by an Access Person, such Access Person shall report to the Review Officer not later than 10 days after the end of such quarterly period stating that no reportable securities transactions were effected.

         G. These reporting requirements shall apply whether or not one of the exemptions listed in Section IV applies except that an Access Person shall not be required to make a report with respect to securities transactions effected for, and any Covered Securities held in, any account over which such Access Person does not have any direct or indirect influence or control.

         H. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that (1) he or she has or had any direct or indirect beneficial ownership in the Covered Security to which the report relates (a "Subject Security") or (2) he or she knew or should have known that the Subject Security was being purchased or sold, or considered for purchase or sale, by an Investment Company on the same day.

IX.      APPROVAL OF CODE OF ETHICS AND AMENDMENTS TO THE CODE OF ETHICS

         The Board of Trustees of each Investment Company shall approve this Code of Ethics. Any material amendments to this Code of Ethics must be approved by the Board of Trustees of each Investment Company no later than six months after the adoption of the material change. Before their approval of this Code of Ethics and any material amendments hereto, the Adviser shall provide a certification to the Board of Trustees of each such Investment Company that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

X.       ANNUAL CERTIFICATION OF COMPLIANCE

         Each Access Person shall certify to the Review Officer annually on the form annexed hereto as Form A that he or she (A) has read and understands this Code of Ethics and any procedures that are adopted by the Adviser relating to this Code, and recognizes that he or she is subject thereto; (B) has complied with the requirements of this Code of Ethics and such procedures; (C) has disclosed or reported all personal securities transactions and beneficial holdings in Covered Securities required to be disclosed or reported pursuant to the requirements of this Code of Ethics and any related procedures.

XI.      CONFIDENTIALITY

         All reports of securities transactions, holding reports and any other information filed with the Adviser pursuant to this Code shall be treated as confidential, except that reports of securities transactions and holdings reports hereunder will be made available to the Investment Companies and to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent the Adviser considers necessary or advisable in cooperating with an investigation or inquiry by the Commission or any other regulatory or self-regulatory organization.

XII.     REVIEW OF REPORTS

         A. The Review Officer shall be responsible for the review of the quarterly transaction reports required under VIII-C and VIII-F, and the initial and annual holdings reports required under Sections VIII-D and VIII-E, respectively, of this Code of Ethics. In connection with the review of these reports, the Review Officer or the Alternative Review Officer shall take appropriate measures to determine whether each reporting person has complied with the provisions of this Code of Ethics and any related procedures adopted by the Adviser.

         B. On an annual basis, the Review Officer shall prepare for the Board of Trustees of each Investment Company and the Board of Trustees of each Investment Company shall consider:

            (1) A report on the level of compliance during the previous year by all Access Persons with this Code and any related procedures adopted by the Adviser, including without limitation the percentage of reports timely filed and the number and nature of all material violations and sanctions imposed in response to material violations. An Alternative Review Officer shall prepare reports with respect to compliance by the Review Officer;

            (2) A report identifying any recommended changes to existing restrictions or procedures based upon the Adviser's experience under this Code, evolving industry practices and developments in applicable laws or regulations; and

            (3) A report certifying to the Board of Trustees that the Adviser has adopted procedures that are reasonably necessary to prevent Access Persons from violating this Code of Ethics.

XIII.    SANCTIONS

         Upon discovering a violation of this Code, the Adviser may impose such sanction(s) as it deems appropriate, including, among other things, a letter of censure, suspension or termination of the employment of the violator and/or restitution to the affected Investment Company of an amount equal to the advantage that the offending person gained by reason of such violation. In addition, as part of any sanction, the Adviser may require the Access Person or other individual involved to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. It is noted that violations of this Code may also result in criminal prosecution or civil action. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Trustees of the Investment Company with respect to whose securities the violation occurred.

XIV.     INTERPRETATION OF PROVISIONS

         The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

XV.      IDENTIFICATION OF ACCESS PERSONS AND INVESTMENT PERSONNEL

         The Adviser shall identify all persons who are considered to be Access Persons and Investment Personnel, and shall inform such persons of their respective duties and provide them with copies of this Code and any related procedures adopted by the Adviser.

XVI.     EXCEPTIONS TO THE CODE

         Although exceptions to the Code will rarely, if ever, be granted, a designated Officer of the Adviser, after consultation with the Review Officer, may make exceptions on a case by case basis, from any of the provisions of this Code upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exception from the Code. All such exceptions must be received in writing by the person requesting the exception before becoming effective. The Review Officer shall report any exception to the Board of Trustees of the Investment Company with respect to which the exception applies at its next regularly scheduled Board meeting.

XVII.    RECORDS

         The Adviser shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) and Rule 17j-1 under the Investment Company Act and shall be available for examination by representatives of the Commission.

         A. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved for a period of not less than five years in an easily accessible place;

         B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

         C. A copy of each initial holdings report, annual holdings report and quarterly transaction report made by an Access Person pursuant to this Code (including any brokerage confirmation or account statements provided in lieu of the reports) shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

         D. A list of all persons who are, or within the past five years have been, required to make initial holdings, annual holdings or quarterly transaction reports pursuant to this Code shall be maintained in an easily accessible place;

         E. A list of all persons, currently or within the past five years who are or were responsible for reviewing initial holdings, annual holdings or quarterly transaction reports shall be maintained in an easily accessible place;

         F. A record of any decision and the reason supporting the decision to approve the acquisition by Investment Personnel of Initial Public Offerings and Limited Offerings shall be maintained for at least five years after the end of the fiscal year in which the approval is granted; and

         G. A copy of each report required by Section XII-B of this Code shall be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible plan.

XVIII.   SUPPLEMENTAL COMPLIANCE AND REVIEW PROCEDURES

         The Adviser may establish, in its discretion, supplemental compliance and review procedures (the "Procedures") that are in addition to those set forth in this Code in order to provide additional assurance that the purposes of this Code are fulfilled and/or assist the Adviser in the administration of this Code. The Procedures may be more, but shall not be less, restrictive than the provisions of this Code. The Procedures, and any amendments thereto, do not require the approval of the Board of Trustees of an Investment Company.

                          CODE OF ETHICS CERTIFICATION

I hereby certify that:

    -  I have read and understand the Code;

    -  I am subject to the Code;

    - I have complied and will continue to comply with the requirements of the Code; and

    - I have disclosed and will continue to disclose all personal securities transactions required to be disclosed pursuant to the Code.


                                   ---------------------------------------
                                                 (Signature)


                                   --------------------------------------
                                                 (Print Name)


                                   --------------------------------------
                                                    (Date)

                              ALGER CODE OF ETHICS



                           I. PURPOSE AND CONSTRUCTION

         This Code of Ethics (the "Code") is adopted by Fred Alger Management, Inc. ("Alger Management"), Fred Alger & Company, Incorporated ("Alger & Company"), Alger Shareholder Services, Inc. ("Shareholder Services") and each investment company for which Alger Management serves as investment adviser (individually referred to as a "Fund" and collectively referred to as the "Funds"). This Code establishes procedures designed:

                  (1) to prevent and detect violations of certain provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations thereunder;

                  (2) to ensure that Access Persons comply with their fiduciary obligations to the Funds; and

                  (3) to prevent Access Persons with access to certain information from engaging in investment activities that might be harmful to the interests of the Funds or that might enable Access Persons to profit illicitly from their relationship with Alger Management and the Funds.

                                 II. DEFINITIONS

         A. "Access Person" means:

            (1) any director, trustee or officer of the Funds, Alger Management, Alger & Company or Shareholder Services; and

            (2) all other employees of Alger Management, Alger & Company, and Shareholder Services.

         B. "Advisory Person" means:

            (1) any Alger Management, Alger & Company, Shareholder Services or Fund employee (or any employee of a company in a control relationship with these entities) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

            (2) any natural person in a control relationship with Alger Management, Alger & Company or a Fund who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Securities by the Fund.

         C. "Affiliated Person" of another person means:

            (1) any person directly or indirectly owning, controlling or holding with power to vote five percent (5%) or more of the outstanding voting securities of such other person;

            (2) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person;

            (3) any person directly or indirectly controlling, controlled by or under common control with such other person;

            (4) any officer, director, partner, co-partner or employee of such other person;

            (5) should such other person be an investment company, any investment adviser thereof or any member of an advisory board thereof; or

            (6) should such other person be an unincorporated investment company not having a board of directors, the depositor thereof.

         D. "Beneficial Ownership" shall be determined in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) of the 1934 Act, i.e., a person must have a "direct or indirect pecuniary interest" to have "Beneficial Ownership." Although the following list is not exhaustive, under the Rule and this Code a person generally would be regarded to be the beneficial owner of the following securities:

            (1) securities held in the person's own name;

            (2) securities held with another in joint tenancy, community property or other joint ownership;

            (3) securities held by a bank or broker as nominee or custodian on such person's behalf or pledged as collateral for a loan;

            (4) securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);

            (5) securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale or voting of such securities;

            (6) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

            (7) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

            (8) securities held by a general partnership or limited partnership in which the person is a general partner;

            (9) securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio securities (other than a registered investment company);

            (10) securities in a portfolio giving the person certain performance-related fees; or

            (11) securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

         E. "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five percent (25%) of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five percent (25%) of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed unable to be subject to control, as defined herein.

         F. "Disinterested Fund Director" means a Fund director/trustee who is not an officer, director, trustee or employee of Alger Management or who is not otherwise an "interested person" of such Fund as defined in the 1940 Act,
Section 2(a)(19).

         G. "Personal Securities Transaction" means a transaction in a Security in which an individual has or thereby acquires Beneficial Ownership. A person shall be considered to be "engaging in" or "effecting" a Personal Securities Transaction if such a Security is involved, regardless of whether the transaction is effected by that person or by some other person (such as an immediate family member). However, a person shall not be considered to be "engaging in" or "effecting" a Personal Securities Transaction if such transaction is executed through a pre-established automatic investment plan or dividend reinvestment plan.

         H. "Portfolio Manager" means an Alger Management employee entrusted with the direct responsibility and authority to make investment decisions with respect to a Fund.

         I. "Purchase or Sale of a Security" includes any contract to purchase or sell a Security, such as, for example, the writing of an option to purchase or sell a Security.

         J. "Security" has the meaning set forth in the 1940 Act, Section 2(a)(36) (i.e., "any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a 'security,' or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing"), except that it shall not include:

            (1) direct obligations of the U.S. government;

            (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; or

            (3) shares issued by open-end investment companies.

         K. "Security Held or to be Acquired" means any Security which, within the most recent fifteen (15) days (i) is or has been held by the Fund, (ii) is being considered by the Fund or Alger Management for purchase by the Fund; or
(iii) any option to purchase or sell, and any security convertible into or exchangeable for, any Security that is held or to be acquired by the Fund.

                                III. RESTRICTIONS

         A. Non-disclosure of Information. An Access Person shall not divulge to any person contemplated or completed securities transactions of any Fund, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge.

         B. Proscribed Activities. No Access Person shall engage in any activity prohibited by the 1940 Act, Rule 17j-1(a). As a general matter, this provision prohibits Access Persons, in connection with the purchase or sale, directly or indirectly, by the Access Person of a Security Held or to be Acquired by a Fund, from:

            (1) using any device, scheme or artifice to defraud any Fund;

            (2) making to any Fund an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

            (3) engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Fund; or

            (4) engaging in any manipulative practice with respect to any Fund.

The foregoing conduct also may violate other antifraud provisions of the federal securities laws.

         C. Prohibition on Trading While in Possession of Material Non-Public Information. No Access Person may seek any benefit for himself or herself, a Fund, or anyone else from material, non-public information about issuers, whether or not the securities of such issuers are held in Fund portfolios or suitable for inclusion in their portfolios. Any Access Person who believes he or she is in possession of such information should contact a Compliance Officer immediately. This prohibition does not preclude an Access Person from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available.

         D. Obligation to Exercise Best Judgment. An Advisory Person shall act in his or her best judgment in effecting or recommending, or deciding not to effect or recommend, any transaction on behalf of a Fund. An Advisory Person shall not take into consideration his or her personal financial situation in connection with decisions regarding portfolio transactions by or on behalf of a Fund.

         E. General Principles of Personal Investing. No Access Person shall engage in any Personal Securities Transaction that he or she has reason to believe will be detrimental to the best interests of any Fund. When engaging in Personal Securities Transactions, an Access Person shall:

            (1) place the interests of the Funds and Alger clients' investment accounts first;

            (2) conduct such transactions in a manner consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of any such person's position of trust and responsibility as an Access Person; and

            (3) not take inappropriate advantage of such person's position in relationship to the Funds.

         The types of securities to which this Code applies are set forth in the definition of Security in Section II(J) hereof. Personal Securities Transactions involving the types of instruments excluded from that definition are not subject to the provisions of this Code.

         F. Limitations on Personal Securities Transactions.

            (1) Limitations Related to Timing of Transactions. The timing of Personal Securities Transactions shall be limited as follows:

                (a) An Access Person may not execute a Personal Securities
            Transaction at a time when any Portfolio Manager is considering the purchase or sale of that Security. If the Fund is in the middle of a buying or selling program for that Security, the program must be completed before the Access Person may execute his or her transaction.

                (b) An Access Person may not recommend any Securities
            transaction by a Fund without having disclosed his or her interest in such Securities or the issuer thereof, including without limitation:

                    (i) direct or indirect beneficial ownership of any
                Securities of the issuer;

                    (ii) any position with the issuer or its affiliates; or

                    (iii) any present or proposed business relationship between the issuer or its affiliates and such person or any party in which such person has a significant interest.

                (c) A Portfolio Manager shall not engage in a Personal
            Securities Transaction to buy or sell a Security within a period of seven (7) business days before or after a Fund that he or she manages trades in that same Security unless one of the following situations exists:

                    (i) The Fund receives a better price on its transaction made within seven (7) days of the Portfolio Manager's transaction;

                    (ii) A Portfolio Manager whose recommendation to purchase or sell a Security by a Fund is overruled by senior management of Alger Management, may purchase or sell that security for his or her own account. If senior management subsequently changes its position regarding that security and decides to purchase or sell the security for a Fund within seven (7) days of the Portfolio Manager's transaction for his or her own account, the Fund's purchase or sale will not require disgorgement by the Portfolio Manager; or

                    (iii) The Portfolio Manager can demonstrate that a hardship exists which requires the sale of the security within the prohibited time period.

                (d) An Advisory Person may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within any sixty (60) day period unless the Security is not held by a Fund and is not eligible for purchase by a Fund. A Compliance Officer will consider exemptions to this prohibition on a case-by-case basis when it is clear that no abuse is involved and the equities of the situation strongly support an exemption.

                (e) Any profits realized on trades within the proscribed periods must be disgorged to the appropriate Fund or to charity.

            (2) Initial Public Offerings. An Advisory Person may not acquire any Securities in an initial public offering.

            (3) Private Placement Limitations. An Advisory Person shall not engage in any Personal Securities Transaction that involves an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 (a "private placement"), without the express prior written approval of a Compliance Officer.

            An Advisory Person who has a Beneficial Ownership interest in any Securities obtained through a private placement must disclose this interest to a Compliance Officer if and when he or she becomes involved in any subsequent consideration of an investment in the securities of the same issuer for any Fund. In such case, the decision to invest in the Securities of such an issuer on behalf of the Fund shall be subject to the review and approval of an Advisory Person appointed by a Compliance Officer who has no personal interest in the issuer.

                  (4) Application to Disinterested Fund Directors. The restrictions on Personal Securities Transactions set forth in this
         Section III(F) shall not apply to Disinterested Fund Directors.

         G. Pre-clearance of Personal Securities Transactions. All Access Persons must pre-clear their Personal Securities Transactions with a Compliance Officer.

                - A Compliance Officer must pre-clear the personal securities transactions of all Access Persons with the Portfolio Managers in addition to the trading desk.

                - Any approval will be valid only for the day on which it is granted.

         The pre-clearance requirements set forth in this Section III(G) shall not apply to Disinterested Fund Directors.

         H. Copies of Brokerage Reports. All Access Persons should direct their brokers to supply duplicate copies of all confirmations and periodic statements to a Compliance Officer.

                           IV. REPORTING REQUIREMENTS

         A. Initial Holding Report. No later than ten (10) days after a person becomes an Access Person, he or she shall submit a report to a Compliance Officer containing the following information:

                (1) the title, number of shares and principal amount of each
            Security in which the Access Person had any direct or indirect Beneficial Ownership when he or she became an Access Person;

                (2) the name of any broker, dealer or bank with whom the Access
            Person maintained an account in which any securities were held for his or her direct or indirect benefit as of the date he or she became an Access Person; and

                (3) the date on which the report is submitted.

         B. Quarterly Report. No later than ten (10) days after the end of each calendar quarter, each Access Person shall submit a report containing the following information:

                (1) with respect to transactions during the quarter in any
            Security in which he or she had any direct or indirect Beneficial
            Ownership:

                    (a) the date of the transaction, the title, the interest
                rate and maturity date (if applicable), the number of shares, and the principal amount of each Security involved;

                    (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (c) the price at which the transaction was effected;

                    (d) the name of the broker-dealer or bank with or through
                whom the transaction was effected; and

                    (e) the date on which the report is submitted.

                (2) with respect to any account established by the Access Person in which any securities were held during the quarter for his or her direct or indirect benefit:

                    (a) the name of the broker-dealer or bank with whom the
                account was established;

                    (b) the date the account was established; and

                    (c)  the date on which the report is submitted.

         C. Annual Holding Reports. Each Access Person shall submit an annual report to a Compliance Officer containing the following information, which must be current as of a date no more than thirty (30) days before the report is submitted:

                (1) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect
            Beneficial Ownership;

                (2) the name of any broker-dealer or bank with whom the Access
            Person maintains an account in which any securities are held for his or her direct or indirect benefit; and

                (3) the date on which the report is submitted.

         D. Limitations on Reporting Requirements. No one shall be required to make a report under this Article IV:

                (1) with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

                (2) if such a person is a Disinterested Fund Director, except that such Disinterested Fund Director shall file a quarterly report pursuant to Section IV(B) hereof in an instance where such director knew or, in the ordinary course of fulfilling his or her official duties as a director of a Fund, should have known that during the fifteen (15) day period immediately before or after the date of the transaction in a Security by the director, a Fund purchased or sold the Security or such purchase or sale by a Fund was considered by the Fund or Alger Management; or

                (3) with respect to quarterly transaction reports only, a report would duplicate information contained in broker trade confirmations or account statements received by a Compliance Officer, provided that all of the information required to be included in the quarterly report must be contained in the broker trade confirmations or account statements, or in the records of the Funds, Alger Management, Alger & Company, or Shareholder Services.

         E. Filing of Reports. All reports prepared pursuant to this Article IV shall be filed with a Compliance Officer, except that reports relating to a Compliance Officer, or to any individual designated by a Compliance Officer to review reports prepared pursuant to this Article IV, shall be filed with the Executive Vice President of Alger Management.

         F. Annual Report to Boards of Directors. The Funds, Alger Management, Alger & Company and Shareholder Services must furnish to the Funds' Board of Directors/Trustees an annual report that:

                (1) describes any issues arising under the Code of Ethics and procedures since the last report to the Board of Directors/Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

                (2) certifies that the Funds, Alger Management, Alger & Company and Shareholder Services have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

                                  V. SANCTIONS

         Upon discovering that an Access Person has not complied with the requirements of this Code, the Board of Directors/Trustees of Alger Management, Alger & Company, Shareholder Services or of any Fund may impose on that person whatever sanctions the Board deems appropriate, including, among other things, censure, suspension or termination of employment.

                           VI. GIFTS AND DIRECTORSHIPS

         A. Gifts. No Access Person may accept any gift or other thing of more than de minimis value from any person or entity that does business with Alger Management, Alger & Company, or Shareholder Services with respect to any Fund.

         B. Service as Director. Access Persons must obtain prior authorization of a Compliance Officer to serve on the board of directors of a publicly traded company. Such authorization will be based on a determination that the board service would be consistent with the interests of the Funds and their shareholders. Should any Access Person receive such authorization, any transaction by any Fund involving the securities of any such publicly traded company while such Access Person is serving as a director will be required to be approved in advance, in writing, by a Compliance Officer.

         C. Application to Disinterested Fund Directors. The restrictions set forth in Sections VI(A) and (B) above shall not apply to Disinterested Fund Directors.

                          VII. MISCELLANEOUS PROVISIONS

         A. Identification of Code of Ethics Classifications. Alger Management shall identify all Advisory Persons and Portfolio Managers and inform them of such classification under the Code.

         B. Maintenance of Records. Alger Management shall, on its own behalf and on behalf of the Funds and Alger & Company, maintain and make available records with respect to the implementation of the Code in the manner and for the time required by the federal securities laws, including without limitation, the 1940 Act, Rule 17j-1(d).

         C. Annual Certification of Compliance. All Access Persons shall sign a certificate to be presented to the Adviser each calendar year certifying that:

         o  they have read and understood the Code;

         o  they are subject to the Code;

         o  they have complied with the requirements of the Code; and

         o they have disclosed all Personal Securities Transactions required to be disclosed under the Code.

         D. Confidentiality. All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

         E. Other Laws, Rules and Statements of Policy. Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provisions of any applicable law, rule or regulation or any other statement of policy or procedure adopted by Alger Management, Alger & Company, Shareholder Services or a Fund governing the conduct of such person.

         Effective Date.  The effective date of this Code shall be May 9, 2000.

                                 CODE OF ETHICS


                           ING FINANCIAL ADVISERS, LLC

                                 MARCH 28, 2001

INTRODUCTION
--------------------------------------------------------------------------------
This Code of Ethics (the "Code") is adopted on behalf of ING Financial Advisers, LLC ("IFA") (formerly known as Aetna Investment Services, LLC), an indirect wholly owned subsidiary of ING Groep N.V. ("ING") in its capacity as principal underwriter to registered investment companies ("Fund"), in accordance with the requirements of Section 17(j) of the Investment Company Act of 1940 ("1940 Act") and Rule 17j-1 thereunder.

Rule 17j-1(a) makes it unlawful for any "Access Person" of IFA or a Fund (defined below), in connection with the purchase or sale by such person of a security "held or to be acquired" by any Fund:

         1. To employ any device, scheme or artifice to defraud the Fund;

         2. To make to the Fund any untrue statement of a material fact or to omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

         4. To engage in any manipulative practice with respect to the Fund.

A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or the Fund's respective investment adviser or subadviser for purchase by the Fund.

The Securities Exchange Act of 1934 prohibits Access Persons from using for their personal benefit material non-public information obtained in the course of their duties with respect to a Fund. Knowledge about a Fund's impending securities transactions constitutes material non-public information for these purposes.

There are numerous ways that an Access Person could misuse material non-public information about securities held or to be acquired by a Fund. The most common example of this is "front running," which is generally defined as trading a security ahead of a Fund in an attempt to take advantage of a move in the market price of the security caused by the Fund's transaction. Access Persons are also prohibited from using their relationship with a Fund to obtain personal investment opportunities or other advantages that would otherwise be unavailable. This Code is designed to prevent and to detect the misuse of material non-public information about Fund portfolio transactions.


ADMINISTRATION AND ENFORCEMENT
--------------------------------------------------------------------------------
Administration of the Code is the responsibility of IFA's Chief Compliance Officer (or an individual designated by IFA's Chief Compliance Officer). Questions concerning the Code or any transactions that may be subject to provisions of the Code may be directed to IFA's Chief Compliance Officer.

Enforcement of the Code is the responsibility of each Fund's Code of Ethics Review Committee ("Committee"), which is comprised of IFA's Chief Compliance Officer (or an individual designated by IFA's Chief Compliance Officer), the President of the Fund, and legal counsel to the Fund. The Committee is responsible for investigating any reported or suspected violations of the Code. If the investigation discloses that a violation has occurred, the Committee has been given the authority by the Board of Directors of IFA, and the Board of Directors or Board of Trustees of each Fund, as appropriate, to determine the appropriate sanction and to direct IFA's Chief Compliance Officer (or an individual designated by IFA's Chief Compliance Officer) to administer the sanction. The President of a Fund will report to the Board any material violations of this Code affecting that Fund, the investigations conducted and any resulting sanctions.


DEFINITIONS
--------------------------------------------------------------------------------
       Whenever used in the Code, the following terms have the following meanings:

         1. "Access Person" includes (i) any director or officer of IFA who, in connection with his regular duties, makes, participates in or obtains information about the purchase or sale of a Security on behalf of a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales.

         2. "Beneficial Ownership" of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all securities that an Access Person owns or acquires. Generally, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such securities benefits substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title in himself, now or in the future.

         3. "Security" means ALL securities EXCEPT:

         o  shares of registered open-end investment companies (mutual funds);
         o securities issued by the U.S. government, its agencies or instrumentalities (e.g., Treasury Bills, FNMA or GNMA, etc.);
         o  bankers' acceptances;
         o  bank certificates of deposit;
         o  commercial paper.

            "Security" includes options to purchase or sell such security.

         4. "Fund" means any registered open-end investment company or investment portfolio thereof for which IFA serves as principal underwriter.


POLICY
--------------------------------------------------------------------------------

         Priority of Client Interests.
         ----------------------------

         Each Access Person is required to give priority to the interests of the Funds over his/her own interest in making or maintaining a personal investment.

         No Access Person shall purchase or sell a security for his/her own account when the person knows, or has reason to know, that during the 15-day period immediately preceding or after the date of his/her personal transaction such security was purchased or sold by a Fund or was considered for purchase or sale on behalf of a Fund.

         Access Persons also are prohibited from engaging in any personal securities transaction on the basis of knowledge of a change, or possible change, in a Fund's investment strategy.

         Initial Public Offerings/Limited Offerings.
         ------------------------------------------

         Access Persons are prohibited from purchasing any security in an initial public offering or a limited offering without the prior approval from IFA's Chief Compliance Officer (or an individual designated by IFA's Chief Compliance Officer).

         Receipt of Gifts.
         ----------------

         No Access Person may receive any gift or other thing of more than de minimus value from any person or entity that does business with a Fund, IFA, or a subadviser for any Fund. An Access Person who receives a gift or other thing of more than de minimus value from any such person or entity should immediately contact IFA's Chief Compliance Officer (or an individual designated by IFA's Chief Compliance Officer) to determine the proper disposition of such gift.

         Service as a Director or Officer.
         --------------------------------

         Absent prior approval of IFA's Chief Compliance Officer (or an individual designated by IFA's Chief Compliance Officer), an Access Person may not serve as a director or officer of a public or private company.

         ING Code of Conduct.
         -------------------

         All Access Persons are subject to the ING Code of Conduct and must abide by all its requirements.

PROCEDURES
--------------------------------------------------------------------------------

         Post-Execution Reporting.
         ------------------------

         At the close of each calendar quarter, IFA's Chief Compliance Officer (or an individual designated by IFA's Chief Compliance Officer) will forward a copy of the Securities Transactions Report (see Exhibit A) to every Access Person. Within ten calendar days of the end of each calendar quarter, every Access Person must complete and return to the Compliance Department this quarterly report, which describes all personal securities transactions executed and securities accounts opened during the preceding three months.

         Full Disclosure of Personal Securities Investments.
         --------------------------------------------------

         1. Every Access Person no later than 10 days after the person becomes an Access Person, must provide to IFA's Chief Compliance Officer (or an individual designated by IFA's Chief Compliance Officer) an Initial Holdings Report (See Exhibit B) containing the following information:

            (i) The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

            (ii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

            (iii) The date the report is submitted by the Access Person.

         2. On an annual basis, every Access Person must provide to IFA's Chief Compliance Officer (or an individual designated by IFA's Chief Compliance Officer) an Annual Holdings Report (See Exhibit C) containing the following information:

            (i) The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

            (ii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities are held for the direct or indirect benefit of the Access Person; and

            (iii) The date the report is submitted by the Access Person.

         The information contained in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted.

         3. On an annual basis, every Access Person shall certify that he/she has read and is in compliance with this Code of Ethics (See Exhibit D).

         4. Every Access Person, when requested by IFA's Chief Compliance Officer (or an individual designated by IFA's Chief Compliance Officer), will disclose all information about his/her personal securities investments.

         Confidentiality.
         ---------------

         All information submitted to IFA's Chief Compliance Officer (or an individual designated by IFA's Chief Compliance Officer) pursuant to these procedures will be treated as confidential information. It may, however, be made available to governmental and securities industry self regulatory agencies with regulatory authority over IFA or the Funds, as well as, to IFA's or the Funds' auditors and legal advisors, if appropriate.

         Exceptions to Policies and Procedures.
         -------------------------------------

         Because all fact situations cannot be contemplated, IFA's Chief Compliance Officer (or an individual designated by IFA's Chief Compliance Officer) retains the authority to permit an exception to the above policies and procedures requested by persons subject to this Code when to do so is consistent with the interests of the Funds. Any exceptions and the reasons therefore will be documented in writing. These written records will be maintained in accordance with the recordkeeping requirements of the 1940 Act.

         Distribution.
         ------------

         This Code will be distributed to all Access Persons.

SANCTIONS
--------------------------------------------------------------------------------

         An Access Person who breaches the above policies may be subject to certain sanctions including, but not limited to, reprimand, disgorgement of profits, suspension and termination.


Adopted:  March 28, 2001
Revised:   January 14, 2003

                                                  ING Financial Advisers, LLC

                                                      EXHIBIT A
                                            SECURITIES TRANSACTION REPORT

Name of Reporting Person:
                          ------------------------------------------------------------------------------------------
Date Became Subject to                                                     For The Calendar
the Code's Reporting Requirements:                                         Quarter Ended:
                                    ------------------                                            ------------------
Date Report Due:                                                           Date Report Submitted:
                                    ------------------                                            ------------------

Securities Transactions During the Quarter
         No Transactions to Report (check if applicable) [  ]

--------------------------------------------------------------------------------------------------------------------
                                                                                                 Executing Broker,
                                                                          Principal Amount,    Dealer or Other Party
                                         Nature of           No. of        Price, Maturity          Through Whom
     Name of           Date of      Transaction1            Shares/       Date and Interest         Transaction
    Security         Transaction      (Purchase/Sale)      Securities   Rate (as applicable)          Was Made
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

Securities Accounts Opened During the Quarter
         If you have no new securities accounts to report, please check here. [ ]

---------------------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                          Name(s) on and Type of Account
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

I represent that I am not in possession of material non-public information concerning the securities listed above or their issues. If I am an Access Person charged with making recommendations on behalf of any Fund with respect to any of the securities listed above, I represent that I have not determined or been requested to make a recommendation on that security except as permitted by the Fund's Code of Ethics.

--------------------------------------                                         --------------------------------------
(Signature)                                                                    (Date)

----------------
1 If the transaction is other than a straightforward sale or purchase of securities, mark it with an asterisk and explain the nature of the transaction on the reverse side. Describe the nature of each account in which the transaction is to take place, i.e., personal, spouse, children, charitable trust, etc. If you wish, you may attach a copy of your account statements as provided to you by your Broker, Bank or Custodian.

                                                      EXHIBIT B

                                               INITIAL HOLDINGS REPORT

Name of Reporting Person:
                          ------------------------------------------------------------------------------------------
Date Became Subject to                                                     Information in Report
the Code's Reporting Requirements:                                         Dated As Of:
                                    ------------------                                            ------------------
Date Report Due:                                                           Date Report Submitted:
                                    ------------------                                            ------------------

Securities Holdings
---------------------------------------------------------------------------------------------------------------------
Name of Issuer and                            No. of Shares         Principal Amount, Price, Maturity Date and
Title of Security                             (if applicable)       Interest Rate (as applicable)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have Beneficial Ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

Securities Accounts
---------------------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                          Name(s) on and Type of Account
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. [ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT
TO THE CODE OF ETHICS.

--------------------------------------                                         --------------------------------------
(Signature)                                                                    (Date)

                                                      EXHIBIT C

                                                ANNUAL HOLDINGS REPORT

Name of Reporting Person:
                          ------------------------------------------------------------------------------------------
Date Became Subject to                                                     Information in Report
the Code's Reporting Requirements:                                         Dated As Of:
                                    ------------------                                            ------------------
Date Report Due:                                                           Date Report Submitted:
                                    ------------------                                            ------------------

Securities Holdings
---------------------------------------------------------------------------------------------------------------------
Name of Issuer and                             No. of Shares        Principal Amount, Price, Maturity Date and
Title of Security                              (if applicable)      Interest Rate (as applicable)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

If you have no securities holdings to report for the year, please check here. [ ]

If you do not want this report to be construed as an admission that you have Beneficial Ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

Securities Accounts
------------------------------------------ ---------------------------- -------------------------------------
                                           Date Account Was
Name of Broker, Dealer or Bank             Established                  Name(s) on and Type of Account
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

If you have no securities accounts to report for the year, please check here. [ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT
TO THE CODE OF ETHICS.

--------------------------------------                                         --------------------------------------
(Signature)                                                                    (Date)

                                    EXHIBIT D

                       ANNUAL CERTIFICATION OF COMPLIANCE

Name of Person Certifying:
                          -----------------------------------------------------


I have read the Code of Ethics of ING Financial Advisers, LLC and certify that I am in compliance with this Code.

------------------------------------      --------------------------------------
(Signature)                               (Date)